Exhibit 99.1

FOR RELEASE:	November 4, 2011

Lisa F. Campbell, Executive Vice President

Chief Operating Officer and Chief Financial Officer

Office: (910) 892-7080; Direct: 910-897-3660;

lisac@newcenturybanknc.com

www.newcenturybanknc.com

NEW CENTURY BANCORP REPORTS

THIRD QUARTER 2011 RESULTS

Key indicators remain strong; Company keeps intense focus on addressing internal and industry challenges.

DUNN, NC . . . New Century Bancorp (the “Company” NASDAQ: NCBC), the holding company for New Century Bank, today reported financial results for third quarter 2011. For the quarter ended September 30, 2011, the Company reported a net loss of $22,000, and for the nine-month period ended as of the same date, the Company reported a net loss of $762,000. By comparison, for the third quarter of 2010, the Company reported a net loss of $6.6 million, and a net loss of $5.1 million for the nine-month period ended September 30, 2010. Basic and diluted per share results for third quarter 2011 were ($0.00), and basic and diluted per share losses for third quarter 2010 were ($0.96). For the nine-month period ended September 30, 2011, basic and diluted losses per share were ($0.11) and for the same period in 2010, basic and diluted losses per share were ($0.74).

Total assets for the Company at September 30, 2011, were $616.6 million, total deposits were $527.2 million, and total loans were $439.4 million, compared to total assets of $643.2 million, total deposits of $548.9 million, and total loans of $467.9 million as of the same date in 2010.

“While we still have a lot to do, progress is being made,” shared William L. Hedgepeth, president and CEO of New Century Bancorp and New Century Bank, “These continue to be challenging times for New Century Bank and for the banking industry as a whole. A great deal of time and effort have been put into addressing any issues we have and into understanding and addressing new and ever-changing regulatory issues as well as other industry challenges. While we have struggled, we did not take taxpayer money, choosing instead to work diligently to manage our Company on our own.

“We reported a comparatively small loss for third quarter, in spite of having added nearly $2.2 million to our provision for loan losses. While this is a challenge for New Century Bank, it is no less of one for customers who find themselves, often through no fault of their own, in a situation where they simply can no longer meet their obligations. Loans were made and accepted in good faith, but an unrelenting recession with no real recovery in sight, continues after nearly four years. We are smaller than we were at this time last year; however, our current size is the result of purposeful decisions and an intense focus on managing our balance sheet.”

Key indicators for the quarter include:

•

According to recently released FDIC data, New Century Bank maintained the number one position with regard to deposit marketshare in the Company’s headquarters city of Dunn, NC, a position it has held for 9 straight years.

•

The Company’s efficiency ratio is improved on a linked-quarter basis as well as in a same quarter comparison between 2011 and 2010. Standing at 67.03% for the quarter ended September 30, 2011, 82.18% for the quarter ended June 30, 2011, and at 71.51% for the quarter ended September 30, 2010.

•

Non-interest expense is down on a linked-quarter basis as well as in a same quarter comparison between 2011 and 2010. For third quarter 2011, non-interest expense was $4.1 million, compared to $5.3 million for second quarter 2011 and $4.7 million for third quarter 2010.

•	Even though net interest margin is down slightly on a quarter-to-quarter basis and when compared to net interest margin for third quarter 2010, it remained strong at 3.77% for third quarter 2011.

The past several months saw key leaders assume roles with New Century Bank and with the Company. In August, Celia DeBiase was named to New Century Bank’s executive management team as its first chief risk officer and in October, General Dan McNeill, U.S. Army (Retired), was appointed to the New Century Bancorp Board of Directors.

“We are already benefiting from the expertise and guidance of these two professionals,” Hedgepeth said. “They will serve our shareholders well.”

###

New Century Bancorp (NASDAQ: NCBC), the holding company for New Century Bank and is headquartered in Dunn and has branch offices in these North Carolina communities: Dunn, Clinton, Fayetteville, Goldsboro, Lillington, Lumberton, Pembroke, Raeford, and a loan production office in Greenville.

The information as of and for the quarter and nine-months ended September 30, 2011 as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, our limited operating history, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

New Century Bancorp, Inc.

Selected Financial Information and Other Data

($ in thousands, except per share data)

	At or for the three months ended					At or for the nine months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	September 30, 2011	September 30, 2010	September 30, 2009
Summary of Operations:
Total interest income	$7,584	$7,798	$7,915	$8,327	$8,428	$23,297	$25,285	$24,483
Total interest expense	2,089	2,193	2,240	2,361	2,439	6,522	7,318	10,302

Net interest income	5,495	5,605	5,675	5,966	5,989	16,775	17,967	14,181
Provision for loan losses	2,194	2,542	1,164	1,267	12,457	5,900	14,366	4,477

Net interest income after provision	3,301	3,063	4,511	4,699	(6,468)	10,875	3,601	9,704
Noninterest income	643	892	641	686	648	2,176	1,975	2,449
Noninterest expense	4,114	5,339	5,079	5,357	4,746	14,531	13,842	12,581

Income (loss) before income taxes	(170)	(1,384)	73	28	(10,566)	(1,480)	(8,266)	(428)
Provision for income taxes (benefit)	(148)	(523)	(48)	(97)	(3,955)	(718)	(3,186)	(214)

Net income (loss)	$(22)	$(861)	$121	$125	$(6,611)	$(762)	$(5,080)	$(214)

Share and Per Share Data:
Earnings (loss) per share - basic	$(0.00)	$(0.13)	$0.02	$0.02	$(0.96)	$(0.11)	$(0.74)	$(0.03)
Earnings (loss) per share - diluted	(0.00)	(0.13)	0.02	0.02	(0.96)	(0.11)	(0.74)	(0.03)
Book value per share	7.14	7.08	7.20	7.19	7.22	7.14	7.22	9.22
Tangible book value per share	7.05	6.99	7.10	7.09	7.11	7.05	7.11	7.82
Ending shares outstanding	6,860,367	6,913,636	6,913,636	6,913,636	6,913,636	6,860,367	6,913,636	6,837,742
Weighted average shares outstanding:
Basic	6,861,034	6,913,636	6,913,636	6,913,636	6,908,466	6,896,102	6,864,543	6,833,494
Diluted	6,861,034	6,913,636	6,913,653	6,913,636	6,908,466	6,896,102	6,864,543	6,833,494

Selected Performance Ratios:
Return on average assets	-0.01%	-0.55%	0.08%	0.08%	-3.97%	-0.16%	-1.05%	-0.05%
Return on average equity	-0.18%	-6.82%	0.97%	0.97%	-46.47%	-2.03%	-12.12%	-0.45%
Net interest margin	3.77%	3.84%	3.94%	3.99%	3.85%	3.85%	3.97%	3.31%
Efficiency ratio (1)	67.03%	82.18%	80.41%	80.53%	71.51%	76.68%	69.41%	75.65%

Period End Balance Sheet Data:
Loans, net of unearned income	$439,410	$458,523	$461,604	$470,484	$467,876	$439,410	$467,876	$472,578
Total Earning Assets	564,928	583,854	581,942	580,169	594,425	564,928	594,425	591,973
Goodwill and other intangible assets	583	622	660	699	737	583	737	9,565
Total Assets	616,580	629,135	632,327	626,896	643,185	616,580	643,185	636,810
Deposits	527,172	538,812	542,271	534,599	548,866	527,172	548,866	533,350
Short term debt	23,850	23,746	23,295	23,666	20,138	23,850	24,138	25,693
Long term debt	14,372	14,372	14,372	16,372	18,372	14,372	14,372	12,372
Shareholders’ equity	48,949	48,965	49,778	49,692	49,906	48,949	49,906	63,013

Selected Average Balances:
Gross Loans	$449,650	$460,236	$466,324	$475,149	$486,453	$458,676	$487,847	$469,109
Total Earning Assets	578,349	585,273	583,601	593,296	617,217	582,777	604,379	572,684
Goodwill and other intangible assets	602	640	679	717	756	640	794	9,622
Total Assets	625,768	631,204	631,582	641,571	660,032	629,372	646,134	626,903
Deposits	534,271	539,690	539,751	549,610	560,942	537,884	548,483	524,204
Short term debt	24,491	23,604	22,125	21,760	20,736	22,075	21,178	24,023
Long term debt	14,372	14,372	16,372	16,372	18,372	16,372	16,920	12,372
Shareholders’ equity	49,855	50,669	50,379	50,974	56,441	50,299	56,026	63,542

Asset Quality Ratios:
Nonperforming loans	$20,116	$16,307	$15,206	$12,250	$9,678	$18,806	$9,678	$16,003
Other real estate owned	3,230	3,380	5,019	3,655	3,812	3,230	3,812	2,346
Allowance for loan losses	10,338	10,378	10,118	10,015	8,081	10,338	8,081	10,317
Nonperforming loans (2) to period-end loans	4.58%	3.56%	3.29%	2.60%	2.07%	4.28%	2.07%	3.39%
Allowance for loan losses to period-end loans	2.35%	2.26%	2.19%	2.13%	1.73%	2.35%	1.73%	2.18%
Delinquency Ratio (3)	0.93%	0.48%	0.59%	0.45%	1.23%	0.93%	1.23%	1.61%
Net loan charge-offs to average loans	1.92%	1.94%	-0.57%	-0.56%	13.57%	1.59%	4.56%	0.86%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Nonperforming loans consist of non-accrual loans and restructured loans.
(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.